TILT Holdings Reports Third Quarter 2023 Results

Revenue Up 10% Year-Over-Year to $44.6 Million, Significantly Narrowing Losses

PHOENIX, AZ, November 13, 2023 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO:TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three and nine months ended September 30, 2023. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) unless otherwise indicated.

“I am pleased with our third quarter results as we continued to identify and execute opportunities for improvement across our plant-touching and Jupiter vape hardware businesses,” said TILT’s Chief Executive Officer, Tim Conder. “These various initiatives led to double-digit revenue growth in the quarter, a near 20% reduction of operating expense, and an increase in adjusted EBITDA. We are leveraging the flywheel affects between our vape hardware and plant-touching businesses to drive higher sales by helping inhalation-focused brand partners expand their market footprint through TILT’s plant-touching operations while purchasing hardware from Jupiter.”

Conder continued, “In August, we announced the early repayment of our Bridge Notes, leading to a cleaner balance sheet and a lower monthly debt service obligation. We remain committed to strengthening our balance sheet and maintaining alignment with our debt and equity holders. Looking to the fourth quarter, we anticipate a delay in Jupiter revenue due to the timing of orders for Chinese New Year, with a pickup in Q1 2024. Ultimately, we expect to close out the year on stronger footing and positioned to grow revenue, adjusted EBITDA, cash from operations, and free cash flow in 2024.”

Q3 2023 Financial Summary

●	Revenue increased 10.0% to $44.6 million in the three months ended September 30, 2023, compared to $40.5 million in the prior year period, with the increase primarily driven by higher Jupiter sales volume from both legacy and new customers, partially offset by price normalization in Massachusetts.
●	Gross profit was $8.0 million and gross margin was 17.9% in the three months ended September 30, 2023, compared to $9.5 million or 23.6% in the prior year period. The decrease in gross margin was primarily due to price normalization in Massachusetts and Pennsylvania. Adjusted gross margin (non-GAAP), or gross margin excluding non-cash inventory adjustments, was 20.0% for the third quarter.
●	Net loss improved 44.8% to $8.7 million in the three months ended September 30, 2023, compared to a net loss of $15.7 million in the prior year period, with the improvement primarily driven by a tax benefit related to net operating loss carryforwards and lower operating expenses.
●	Adjusted EBITDA (non-GAAP) increased significantly to $2.2 million in the three months ended September 30, 2023, compared to $0.6 million in the prior year period. The increase was primarily driven by continued progress with the Company’s strategic refinement and optimization initiatives.
●	At September 30, 2023, the Company had $2.8 million of cash, cash equivalents and restricted cash compared to $3.5 million at December 31, 2022. Notes payable net of discount at September 30, 2023 was $53.5 million compared to $59.7 million at December 31, 2022.

Q3 2023 & Recent Operational and Management Highlights

●	Announced the sale of membership interests in Standard Farms New York for total consideration of $1.4 million.

●	Filed a claim with the Internal Revenue Service for employee retention credits and received an advanced payment of $2.9 million.
●	Announced a new brand partnership with Edie Parker, a nationally recognized and leading female founded and operated lifestyle cannabis brand, to distribute Flower by Edie Parker in Pennsylvania, pairing TILT’s core competencies in inhalation with a high-quality flower brand.
●	Appointed Tim Conder as Permanent Chief Executive Officer. Mr. Conder is a member of TILTs Board of Directors (“Board”) and was the Interim Chief Executive Officer from April 2023 until September 2023. He has also previously served as the Company’s President and Chief Operating Officer from July 2019 until November 2020.
●	Appointed Art Smuck as Chair of the Board . Mr. Smuck was initially appointed to the Board in June 2023.
●	Announced a fundraising partnership via Standard Farms in Pennsylvania with the PA Breast Cancer Coalition (“PBCC”) during Breast Cancer Awareness Month. During October, Standard Farms donated $5 to PBCC for every Jupiter Pink Ceramic Mouth Tip vape cartridge sold in medical dispensaries statewide.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its business strategy and financial results.

Date: Monday, November 13, 2023
Time: 5:00 p.m. Eastern Time
Toll-free dial-in number: (877) 423-9813
International dial-in number: (201) 689-8573
Conference ID: 13742057

Webcast: TILT Q3 2023 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 39 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, and Standard Farms Ohio, LLC in Ohio. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to growth and profitability, the expected performance of TILT’s hardware and plant-touching businesses , the expected level of Jupiter revenue, the ability to reduce debt and increase TILT’s cash reserves, the ability to maintain alignment with TILT’s debt and equity holders, the expected performance of the collaboration between TILT and its brand partners, the expected number of brand partner product offerings, anticipated development, timing and release of future product offerings, the ability to optimize operations, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “seeks”,  “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to , TILT’s ability to continue as a going concern, TILT’s ability to generate sufficient liquidity, TILT’s ability to execute on its cost saving measures and initiatives and those risks described under the heading “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022 , “Item 1A. Risk Factors” in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023  and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+  at www.sedarplus.ca.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are Adjusted Gross Margin, EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA and Adjusted EBITDA

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates Adjusted Gross Profit as Gross Profit plus non-cash inventory adjustments. The Company calculates Adjusted Gross Margin as Adjusted Gross Profit divided by revenue. EBITDA is calculated as EBITDA net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Alice Moon

Trailblaze

TILT@trailblaze.co

Table 1: Condensed Consolidated Statements of Operations (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenues, net	$44,555	$41,599	$40,487	$128,418	$129,894
Cost of goods sold	(36,595)	(37,559)	(30,950)	(107,622)	(100,059)
Gross profit	7,960	4,040	9,537	20,796	29,835

Operating expenses:
Wages and benefits	4,707	5,871	4,881	16,362	16,384
General and administrative	3,721	4,529	4,643	13,870	15,007
Sales and marketing	175	290	808	869	1,801
Share-based compensation	190	(2,358)	533	(1,875)	2,545
Depreciation and amortization	3,891	4,712	4,594	12,732	13,712
Impairment loss and loss on disposal of assets	—	4,947	175	5,135	7,541
Total operating expenses	12,684	17,991	15,634	47,093	56,990
Operating loss	(4,724)	(13,951)	(6,097)	(26,297)	(27,155)

Other (expense) income:
Interest income	—	(64)	94	—	168
Other income	2	3	2	102	9
Change in fair value of warrant liability	—	—	610	—	2,360
Gain (loss) on sale of assets and membership interests	483	—	(1)	8,884	—
Unrealized loss on investment	(1)	(6,400)	(198)	(6,401)	(292)
Loan receivable losses	(14)	(5,200)	(133)	(5,602)	(1,154)
Gain (loss) on termination of lease	—	—	—	—	—
Loss on foreign currency exchange	(17)	(1)	—	(18)	—
Interest expense	(6,369)	(5,466)	(4,150)	(15,927)	(10,727)
Total other (expense) income	(5,916)	(17,128)	(3,776)	(18,962)	(9,636)
Loss from operations before income tax and non-controlling interest	(10,640)	(31,079)	(9,873)	(45,259)	(36,791)

Income taxes
Income tax benefit (expense)	1,977	2,742	(5,818)	3,393	2,412
Net loss before non-controlling interest	(8,663)	(28,337)	(15,691)	(41,866)	(34,379)
Less: Net income attributable to non-controlling interest	—	1,442	—	1,433	8
Net loss attributable to TILT Holdings Inc.	$(8,663)	$(26,895)	$(15,691)	$(40,433)	$(34,371)

Table 2: Reconciliation of Non-GAAP Measures

(Amounts Expressed in Thousands of United States Dollars)

EBITDA and Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net (loss) income before non-controlling interest	$(8,663)	$(28,337)	$(15,691)	$(41,866)	$(34,379)

Add (Deduct) Impact of:
Interest income	—	64	(94)	—	(168)
Interest expense	6,369	5,466	4,150	15,927	10,727
Income tax expense (benefit)	(1,977)	(2,742)	5,818	(3,393)	(2,412)
Depreciation and amortization	5,738	6,695	6,061	18,413	18,357
Total Adjustments	10,130	9,483	15,935	30,947	26,504

EBITDA (Non-GAAP)	$1,467	$(18,854)	$244	$(10,919)	$(7,875)

Add (Deduct) Impact of:
Share-based Compensation	190	(2,358)	533	(1,875)	2,545
Severance	130	884	202	1,080	296
(Gain) Loss on Sale of Assets	(483)	—	1	(8,884)	—
(Gain) Loss on termination of lease	—	—	—	—	—
Deferred Rent Adjustment	—	—	—	—	—
Legal Settlement	—	93	(782)	258	(1,142)
Unrealized Loss on Investment in Equity Security	1	6,400	198	6,401	292
Change in Fair Value of Financial Instruments	—	—	(610)	—	(2,360)
Loss on Loan Receivable	14	5,200	133	5,602	1,154
Impairment Loss and Loss on Disposal of Assets	—	4,947	175	5,135	7,541
Foreign Exchange (Gain) Loss	17	1	—	18	—
Non-Cash Inventory Adjustment	953	4,878	—	5,831	—
One Time Bad Debt Expense	—	—	—	384	—
One Time Adjustments	(48)	348	493	670	2,734
Total Adjustments	774	20,393	343	14,620	11,060

Adjusted EBITDA (Non-GAAP)	2,241	1,539	587	3,701	3,185

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenues, net	$44,555	$41,599	$40,487	$128,418	$129,894
Cost of goods sold	(36,595)	(37,559)	(30,950)	(107,622)	(100,059)
Gross profit $	7,960	4,040	9,537	20,796	29,835
Gross margin %	17.9%	9.7%	23.6%	16.2%	23.0%

Add (Deduct) Impact of:
Non-Cash Inventory Adjustment	953	4,878	—	5,831	—
Total Adjustments	953	4,878	—	5,831	—

Adjusted Gross Profit $ (Non-GAAP)	8,913	8,918	9,537	26,627	29,835
Adjusted Gross Margin % (Non-GAAP)	20.0%	21.4%	23.6%	20.7%	23.0%

Table 3: Condensed Consolidated Statements of Cash Flows (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Net Cash Provided by Operating Activities	$1,391	$8,292
Net Cash Provided by (Used in) Investing Activities	13,243	(15,962)
Net Cash (Used in) Provided by Financing Activities	(15,337)	17,297
Effect of Foreign Exchange on Cash and Cash Equivalents	(14)	(6)
Net Change in Cash and Cash Equivalents	(717)	9,621

Cash and Cash Equivalents and Restricted Cash, Beginning of Period	3,500	6,952

Cash and Cash Equivalents and Restricted Cash, End of Period	$2,783	$16,573

Table 4: Condensed Consolidated Balance Sheets (Select Items)

(Amounts Expressed in Thousands of United States Dollars)

	Periods Ended
	September 30, 2023	December 31, 2022
	(unaudited)	(audited)
Cash and Cash Equivalents	$1,486	$2,202
Restricted Cash	1,297	1,298
Trade Receivables and Others	20,976	26,698
Inventories	38,435	52,909
Total Current Assets	64,857	85,927
Property, Plant & Equipment, Net	52,675	67,937
Total Assets	251,229	293,978
Total Current Liabilities	74,883	125,497
Total Long-Term Liabilities	92,209	46,964
Total Shareholders’ Equity	84,137	121,517